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                                                                  EXHIBIT 10.63

        FORM OF INCENTIVE STOCK OPTION AWARD AND SHAREHOLDERS AGREEMENT

                                   UNDER THE

                        ZEFER CORP. 1999 INCENTIVE PLAN


     This Incentive Stock Option Award and Shareholders Agreement (the "Award Agreement") is made as of the ______ day of _____, ____ (the "Grant Date") between ZEFER Corp. ("ZEFER" or the "Company") and (Last_Name) (First_Name) ("Participant"), residing at the address that appears on the signature page of this Award Agreement.

                             W I T N E S S E T H:

     The Company hereby grants to Participant an option (the "Option") to purchase (Shares) shares ("Shares") of its common stock, par value $.001 per share ("Common Stock"), at (Strike_Price) per Share (the "Option Price"). Participant may exercise this Option, subject to the vesting requirements set forth in Section 2 of this Award Agreement, until the tenth anniversary of the Grant Date (the "Final Exercise Date"). After the Final Exercise Date, this Option shall be null and void. This Option is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code. This Option is subject to the following terms and conditions:

     1.  Definitions.  Unless otherwise defined in this Award Agreement,
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Capitalized terms in this Award Agreement shall have the meanings specified in the ZEFER Corp. 1999 Incentive Plan (the "Plan") unless the context otherwise requires.

     2.  Vesting and Exercisability.  On each anniversary of the Grant Date,
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twenty-five percent (25%) of the Shares covered by the Option shall vest and become exercisable by Participant; provided, however, that Participant may not exercise any portion of this Option prior to the earlier of (i) June 30, 2005 or
(ii) the effective date of the Company's first registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock. Except as otherwise provided in the Plan, Shares that have vested and become exercisable under the Option may be exercised by Participant only during either (i) the period in which Participant is an employee of the Company, or (ii) the three month period immediately following the date of termination of Participant's employment with the Company. Notwithstanding the foregoing, Participant may not exercise this Option or any portion of the Option after the Final Exercise Date, or in the event that Participant is terminated for "Cause" in accordance with
Section 9 of this Award Agreement.

     3.  Transfer Restrictions.  This Option is not transferable except that, in
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the event of Participant's death, the vested portion of this Option that has become exercisable may be exercised, prior to the Final Exercise Date, by the executor or administrator of Participant's estate or Participant's distributee during the one-year period commencing on the date of Participant's death.

     4.  Payment on Exercise of Option.  Any vested portion of this Option that
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has become exercisable may be exercised at the office of the Company in Boston,
Massachusetts (or at such other location as determined by the Company) by giving written notice to ZEFER (Attention: Stock Option Plan Administrator) of the exercise of such vested portion of this Option. The Option Price for the
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Shares that are the subject of the exercise may be paid by delivery of cash, certified check, bank draft or money order. In addition, at any time that the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, the Option Price may be paid by (i) delivering shares of Company stock (which, if acquired directly from the Company, shall have been held for at least six months, unless the Stock Option Plan Administrator approves a shorter period) with a fair market value equal to the Option Price for the Shares that Participant is exercising; (ii) delivery of an unconditional undertaking by a broker to deliver the Option Price immediately following a sale of the Shares that are the subject of the exercise; or (iii) any combination of the foregoing permissible forms of payment. In the event that any portion of this Option is exercised by the executor or administrator of Participant's estate, Participant's personal representative or distributee, the Company shall be under no obligation to deliver Shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising such portion of this Option. The value of any share of Common Stock delivered in payment of the Option Price shall be the closing price of the Common Stock on the principal market in which it is traded on the day before the date of exercise (the "Market Price").

     5.   Issuance of Shares.  Upon the exercise of this Option for all or any
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part of the Shares, the Company shall issue and deliver to Participant a certificate or certificates representing the number of Shares for which the Option was exercised.

     6.   Plan.  This Option is awarded pursuant to the Plan and is subject to
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all of the terms and conditions of the Plan, the terms of which are incorporated by reference into this Award Agreement.

     7.   Withholding Taxes.  The Company will have the right to (i) make
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deductions from any payment, including delivery of Shares, or require that
Shares or cash, or both, be withheld from any payment, in each case in an amount sufficient to satisfy the minimum statutory withholding rates for federal and state tax purposes arising as a result of the exercise of any portion or all of this Option; or (ii) take such other action as may be necessary or appropriate to satisfy any such minimum withholding obligations. The Committee (as that term is defined in the Plan) may determine the manner in which such tax withholding shall be satisfied, and may permit Shares (rounded up to the next whole number) to be used to satisfy the minimum required tax withholding based on the Market Price of such Shares on the exercise date.

     8.   Employment.  Participation in the Plan shall not affect the Company's
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right to discharge Participant or constitute an agreement of employment between
Participant and the Company.

     9.   Certain Forfeitures upon Termination for Cause.  Notwithstanding the
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provisions of Section 2 or any other provision of this Award Agreement, if
Participant's employment is terminated for Cause, Participant shall forfeit this Option immediately, whether or not vested and whether or not exercisable, and this Option shall be null and void. As used in this Award Agreement, "Cause" shall be defined as (i) Participant's willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company; (ii) fraud, embezzlement or other material dishonesty with respect to the Company; (iii) material breach by Participant of any provision of his or her ZEFER Employment Agreement or this Award Agreement, where such breach is materially harmful to the business, interests or reputation of the Company or any of its affiliates; or (iv) conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude.

     10.  Stockholder Agreements and Holdback Agreements.
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          10.1  Agreement to sign Stockholders Agreement.  If, at the time that
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a portion or all of a portion of this Option is exercised, the Company is a party to any agreement affecting all or substantially all of the outstanding shares of Common Stock, such portion or all of this Option may be exercised only if the Shares so acquired are made subject to the provisions of such agreement.

          10.2  Holdback Agreement.  In connection with any underwritten public
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offering, if requested by the Company and the managing underwriter, Participant hereby agrees not to effect any public sale or distribution of any shares of Common Stock, nor engage in any transaction that would be reasonably likely to result in a public sale or distribution of securities of the same class as the Stock for a specified period of time (not to exceed 180 days for the Company's initial public offering and 90 days for all other offerings) following the effective date of the registration statement for the offering (the "Holdback Period"). Such agreement shall be in writing in a form satisfactory to the Company and the managing underwriter. The Company may impose stop-transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of the Holdback Period.

     11.  Legend; Purchase for Investment.  Participant covenants that any
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Shares acquired pursuant to the exercise of any portion of this Option shall be acquired for investment and not with a view towards the distribution thereof, that the Shares may not be transferred, except to the extent permitted hereunder and in compliance with applicable federal and state securities laws, and that unless the exercise of this Option is covered by an effective registration statement under the Securities Act of 1933 the Shares will bear a restrictive legend, the content of which shall be substantially as follows:

     "THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER OR OTHER COMPLIANCE WITH THAT ACT AND THOSE LAWS AND THE RULES AND REGULATIONS ADOPTED THEREUNDER."

     12.  Notices.  All notices required or permitted to be given to Participant
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hereunder shall be deemed to have been duly given when sent by registered or certified mail, return receipt requested, to Participant's address set forth below or to such other address of which notice shall have been given to the Company in accordance with this sentence.

     13.  Binding Effect; Successors and Assigns.
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          (a)  This Award Agreement shall be binding upon and inure to the benefit of the parties and their successors, assigns, heirs, executors and legal representatives.

          (b) This Award Agreement may not be modified, amended or changed, except by a written instrument executed by the parties.

     14.  Specific Performance.  As the Shares cannot be readily purchased or
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sold in the open market, and the parties desire to impose certain restrictions on transfer of the Shares, the parties agree that any damage available at law for a breach of this Award Agreement would not be an adequate remedy, and irreparable damage will result if this Award Agreement is not specifically enforced. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other

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remedies provided in this Award Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Award Agreement.

     15.  Severability.  Any provision of this Award Agreement which is
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prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     16.  Law Governing.  This Award Agreement shall be construed both as to
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validity and performance in accordance with, and governed by, the law of the
Commonwealth of Massachusetts (without regard to any rules of conflicts of laws that would look to the laws of any other jurisdiction).

     17.  No Waiver.  No course of dealing and no delay on the part of any party
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in exercising any right, power or remedy conferred by this Award Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Award Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     18.  No Oral Agreements or Understandings.  Participant acknowledges that
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this Award Agreement, together with the Plan, his/her employment offer letter and ZEFER Employment Agreement, constitutes the only agreement or understanding that Participant has with the Company respecting such Participant's employment with the Company and right to receive an award of equity ownership of the Company.

     19.  Qualification Under Section 422.  It is understood and intended that
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the Option granted hereunder qualifies as an "incentive stock option" as defined in section 422 of the Code. If Participant intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any shares issued upon the exercise of this option within one year of such exercise, he or she agrees to notify the Company in writing within thirty (30) days after such disposition.

     IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the day and year first hereinabove written.


                                        A duly authorized representative

Company:
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ZEFER CORP.


By:____________________________

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Participant:
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                                        ________________________________________
(First_Name) (Last_Name)                Address:


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